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                                                                    EXHIBIT 99.5

                         BENEFICIAL OWNER ELECTION FORM

      The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the rights offering of nontransferable subscription rights (the "Rights") to subscribe for and purchase shares of common stock of Milacron Inc. (the "Company").

      This will instruct you whether to exercise Rights (as well as indicate the number of Rights to be exercised, if any) to purchase shares of the Company's common stock granted with respect to shares of the Company's common stock held by you for the account of the undersigned, pursuant to the terms and subject to
the conditions set forth in the prospectus dated      , 2004. The undersigned
may elect to exercise a portion of the Rights available for exercise by him or her; however, the number of Rights for which the undersigned gives instructions for exercise under the subscription privilege should not exceed the number of Rights available for exercise by the undersigned, as set forth below.

Record date shares held beneficially by the undersigned
                                                       ----------------

Rights available for exercise by the undersigned
                                                -----------------------

BOX 1. [ ]  Please DO NOT EXERCISE Rights for shares of the Company's common stock.

BOX 2. [ ]  Please EXERCISE RIGHTS for shares of the Company's common stock as set forth below:

                                     NUMBER OF             SUBSCRIPTION PRICE
                                 RIGHTS EXERCISED               PER SHARE             PAYMENT
                                 ----------------               ---------             -------
Subscription Privilege                               X            $2.00               = $
                                 ----------------               ---------             -------

BOX 3. [ ]  Payment in the following amount is enclosed: $
                                                          -------------

BOX 4. [ ]  Please deduct from the following account maintained by you as follows:

      Type of Account                        Account No.

      ------------------------------         -----------------------------------

      Amount to be deducted:                 $
                                             -----------------------------------

      Date:               , 2004
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                                             Signature

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                                             Please type or print name